Exhibit 10.1











                                ELECTROGLAS, INC.

                           LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT is entered into as of July 16, 2004 (the "Agreement"), by and between COMERICA BANK ("Bank") and ELECTROGLAS, INC., a Delaware corporation ("Borrower").

                                    RECITALS

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

          1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term "financial statements" shall include the accompanying notes and schedules.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1  Credit Extensions.

               (a) Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               (b)  Advances Under Revolving Line.

                    (i) Amount. Subject to and upon the terms and conditions of this Agreement, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Borrower may request, and Bank will make, Advances in an aggregate outstanding amount not to exceed the amount of the Revolving Line. Borrower may request Advances in an aggregate amount not to exceed $2,000,000 (the "Non-Formula Amount") without regard to the Borrowing Base. In addition, subject to and upon the terms and conditions of this Agreement, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Borrower may request Advances in an aggregate outstanding amount that exceeds the Non-Formula Amount, provided that, the aggregate outstanding amount of Advances in excess of the Non-Formula Amount shall not exceed the lesser of
(A) the Revolving  Line minus the  Non-Formula  Amount or (B) the Borrowing Base


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(each,  a "Borrowing  Base  Advance").  If at any time or from time to time, the aggregate outstanding amount of Advances exceeds the Non-Formula Amount and, thereafter, the aggregate outstanding amount of Advances is reduced below the Non-Formula Amount, for so long as the aggregate outstanding amount of Advances is less than or equal to the Non-Formula Amount, the Advances shall not be subject to the Borrowing Base. Subject to and upon the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances, in whole or in part, without penalty or premium.

                    (ii) Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (1:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower's deposit account.

                    (iii) Advances may be used by Borrower for general corporate purposes and to meet its working capital requirements.

          2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the amounts permitted to be borrowed under Section 2.1(b)(i), Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  Interest Rates, Payments, and Calculations.

               (a)  Interest Rates.

                    (i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the LIBOR Addendum attached hereto as Exhibit D.

               (b) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 1% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) Payments. Interest hereunder shall be due and payable on the 1st calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then


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applicable  hereunder.  Any  interest not paid when due shall be  compounded  by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees. Borrower shall pay to Bank the following:

               (a) Facility Fee. On or before the Closing Date, a fee equal to $18,750, which shall be nonrefundable;

               (b) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses within ten (10) Business Days of demand therefor, provided that if an Event of Default has occurred and is continuing, all such Bank Expenses shall be paid as and when they become due upon demand by Bank.

          2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Upon payment in full of all outstanding Obligations (other than contingent indemnification obligations) hereunder and under the other Loan Documents and termination of Bank's commitment to make a Credit Extension hereunder, this Agreement and the other Loan Documents shall terminate without further act and Bank will, at Borrower's expense, execute and deliver such documents and take such other action as Borrower may reasonably request to evidence such termination and to release the Collateral from the Lien of this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.


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     3.   CONDITIONS OF LOANS.

          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b)  an  officer's   certificate  of  Borrower  with  respect  to
incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  a financing statement (Form UCC-1);

               (d)  the LIBOR Addendum;

               (e)  agreement to provide insurance;

               (f)  payment of the fees and Bank  Expenses then due specified in
Section 2.5;

               (g) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

               (h) an audit of the Collateral, the results of which shall be satisfactory to Bank;

               (i) current financial statements, including audited statements for Borrower's most recently ended fiscal year, together with an unqualified opinion, a company prepared consolidated balance sheet and income statement for the most recently ended fiscal quarter in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;

               (j)  current  Compliance  Certificate in accordance  with Section
6.2;

               (k) if the initial Credit Extension shall include a Borrowing Base Advance, current Borrowing Base Certificate, together with aged listings by invoice date of accounts receivable and accounts payable, in accordance with
Section 6.2, at least 15 days prior to the date of the initial Credit Extension; and

               (l) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.


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          3.2  Conditions Precedent to all Credit Extensions.  The obligation of
Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

     4.   CREATION OF SECURITY INTEREST.

          4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder other than excluded assets as set forth on Exhibit B, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrower, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where possession of the Collateral by Bank is deemed necessary or desirable in order for Bank to maintain a first priority perfected security interest therein. Borrower shall use commercially reasonable efforts to take


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such  steps as Bank  reasonably  requests  for Bank (i) where  Collateral  is in possession of a third party bailee and has a standard cost (determined in accordance with GAAP) exceeding $500,000, to obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank; provided that no such acknowledgment shall be required from any Person with respect to Inventory held at spare parts depots, Inventory in transit, Inventory held by any of Borrower's customers or potential customers which is in the process of sale acceptance, or Inventory temporarily located with any of Borrower's customers or potential customers for demonstration purposes; and (ii) to obtain "control" of any Collateral located in the United States consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term "control" are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank; provided that no such control agreement shall be required if such Collateral held by such securities intermediary, depositary institution or issuing bank does not exceed $1,000,000. Upon Bank's reasonable request, Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper.

          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants as follows:

          5.1 Due Organization and Qualification. Borrower is a corporation duly existing under the laws of the state in which it is incorporated and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. Each Subsidiary is a corporation or other entity duly existing under the laws of the state in which it is incorporated or organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

          5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

          5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens.


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Substantially all of the Collateral is located in the Collateral Locations.  The
Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts have been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule and except for such Collateral held by such Person having a fair market value not exceeding $1,000,000, none of the Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper is maintained or invested with a Person other than Bank or Bank's Affiliates.

          5.4 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, during the past five years, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.

          5.5 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.

          5.6 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.7 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

          5.8 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.
Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a


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Material  Adverse  Effect.  Borrower  has  not  violated  any  statutes,   laws,
ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

          5.9 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.10 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

          5.11 Inbound Licenses. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any material license or other material agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property.

          5.12 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

     6.   AFFIRMATIVE COVENANTS.

     Borrower covenants that, until payment in full of all outstanding Obligations hereunder and under the other Loan Documents, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1 Good Standing and Government Compliance. Borrower shall maintain its corporate existence and good standing in the Borrower State and each of its Subsidiaries' corporate or legal existence and good standing in the jurisdiction of such Subsidiary's formation, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all


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material permits,  licenses and approvals required  thereunder where the failure to do so could have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and material agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

          6.2  Financial Statements, Reports, Certificates.

               (a) Borrower shall deliver to Bank: (i) as soon as available, but in any event within fifty (50) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred and twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt (other than those statements, reports and notices that are otherwise publicly available through the Securities and Exchange Commission EDGAR system); (iv) if applicable, a copy of all reports on Form 10-K filed with the Securities and Exchange Commission, within one hundred and twenty (120) days after the end of Borrower's fiscal year, and a copy of all reports on Form 10-Q filed with the Securities and Exchange Commission, within fifty (50) days after the end of each fiscal quarter (other than those reports that are otherwise publicly available through the Securities and Exchange Commission EDGAR system);
(v) promptly upon receipt of written notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $5,000,000 or more;
(vi) promptly upon receipt, each management letter prepared by Borrower's independent certified public accounting firm regarding Borrower's management control systems; and (vii) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.

               (b) While any Borrowing Base Advances are outstanding, within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto, together with aged listings by invoice date of accounts receivable and accounts payable; provided that Borrower shall also deliver to Bank a current Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto, together with aged listings by invoice date of accounts receivable and accounts payable at least 15 days prior to the date of any Credit Extension that includes a Borrowing Base Advance if no Borrowing Base Certificate was delivered for the month immediately preceding such Credit Extension.

               (c) Borrower shall deliver to Bank with the quarterly and annual financial statements a Compliance Certificate certified as of the last day of the applicable quarter or year and signed by a Responsible Officer in substantially the form of Exhibit F hereto.

               (d) As soon as possible and in any event within 5 Business Days after becoming aware of the occurrence or existence of an Event of Default hereunder, Borrower shall deliver to Bank a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

               (e) Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every 6 months during usual business hours upon reasonable prior notice to Borrower unless an Event of Default has occurred and is continuing.

     Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within 5 Business Days of submission of the unsigned electronic copy the certification of quarterly financial statements, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

          6.3 Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date.

          6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.5  Insurance.

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other Persons in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of personal property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty personal property policy will, at Borrower's option, be payable to Borrower to replace the personal property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank's option, be payable to Bank to be applied on account of the Obligations.

          6.6 Operating and Money Market Account. Borrower shall maintain an operating account and a money market account with Bank.

          6.7 Financial Covenants. Borrower shall as of the last day of each fiscal quarter of Borrower maintain the financial ratios and covenants set forth in subsections (a), (b) and (c) below and shall at all times maintain the financial covenant set forth in subsection (d) below:

               (a) Quick Ratio. A ratio of Cash held at Bank or Bank's Affiliates plus net billed trade accounts receivable aged less than 90 days to Current Liabilities of at least 0.60 to 1.00.

               (b) Effective Tangible Net Worth. An Effective Tangible Net Worth of not less than $60,000,000 plus 75% of the net proceeds received by Borrower or any of its Subsidiaries after the date of this Agreement in cash or cash equivalents from the sale or issuance of additional shares of capital stock or Subordinated Debt (other than the sale or issuance of additional shares of capital stock or Subordinated Debt to Borrower or any wholly-owned Subsidiary); provided that such amount shall be increased (but not decreased) on a cumulative basis at the end of each fiscal quarter (commencing with the fiscal quarter ending on June 30, 2004) by 75% of the Borrower's Consolidated Net Income for such fiscal quarter.

               (c) Total Liabilities Minus Subordinated Debt to Effective Tangible Net Worth. A ratio of Total Liabilities less the long-term portion of Subordinated Debt to Effective Tangible Net Worth of not more than 0.75 to 1.00.

               (d) Minimum Cash. A balance of Cash in a Bank money market account or a Bank deposit account of not less $7,500,000.

          6.8 Registration of Intellectual Property Rights. Borrower shall, to the extent it deems appropriate in its reasonable business judgment, (i) protect, defend and maintain the validity and enforceability of its material trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of its material Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

          6.9 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations hereunder and under the other Loan Documents are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank's prior written consent, which shall not be unreasonably withheld:

          7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution unless no violation of Section 6.7 would result from the movement of such cash balances, other than Permitted Transfers, or, except as set forth in the Schedule, covenant to any other Person that Borrower in the future will refrain from conveying, selling, leasing, licensing, transferring or otherwise disposing of all or any material item of its Intellectual Property.

          7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer without giving Bank written notification within (5) days thereafter; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; or have a Change in Control.

          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate exceed $5,000,000 during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity.

          7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its personal property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other

Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower's Intellectual Property.

          7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock except for (i) repurchases of stock under terms approved by Borrower's Board of Directors in May 1998 not to exceed $5,000,000 in the aggregate in any fiscal year so long as no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases and (ii) repurchases of stock described in clause (c) of the defined term "Permitted Investments."

          7.7  Investments.

               (a) Except as permitted by Section 7.3, directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments;

               (b) maintain or invest with a Person other than Bank or Bank's Affiliates any of its property consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper, except for such property held by such Person having a fair market value not exceeding $1,000,000, or permit any Subsidiary to do so, other than (i) deposit accounts maintained with a financial institution in Singapore and France which are used to fund business operations in the ordinary course of business, and (ii) if reasonably requested by Bank, Borrower shall use commercially reasonable efforts to obtain from such Person, if located in the United States, a control agreement with Bank, in form and substance satisfactory to Bank; or

               (c) suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and except (i) for the conversion of Subordinated Debt into equity securities of Borrower and (ii) Borrower may prepay any Subordinated Debt in an aggregate amount not to exceed $5,000,000 so long as before and after giving effect thereto no Event of Default exists, or amend any provision affecting Bank's rights contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory and Equipment. Store Inventory (other than Inventory held at spare parts depots, Inventory in transit, Inventory held by any of Borrower's customers or potential customers which is in the process of sale acceptance, or Inventory temporarily located with any of Borrower's customers or potential customers for demonstration purposes) or Equipment having a standard cost (determined in accordance with GAAP) exceeding $500,000 with a bailee, warehouseman, or similar third party unless, if reasonably requested by Bank, the third party has been notified of Bank's security interest and (a) Borrower uses commercially reasonable efforts to obtain for Bank an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) Bank is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business, Inventory held at spare parts depots, Inventory in transit, Inventory held by any of Borrower's customers or potential customers which is in the process of sale acceptance, and Inventory temporarily located with any of Borrower's customers or potential customers for demonstration purposes, and except for such other locations as Bank may approve in writing, Borrower shall keep a substantial portion of the Inventory and Equipment only at the Collateral Locations and such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

          7.11 No Investment Company; Margin Regulation. Become or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

     8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 Payment Default. If Borrower fails to pay any of the Obligations within 5 days after their due date;

          8.2  Covenant Default.

               (a) If Borrower fails to perform any obligation under Section 6.2, 6.5, 6.6, or 6.7 or violates any of the covenants contained in Article 7 of this Agreement; or

               (b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

          8.3 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens,

Bank's security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

          8.4 Material Adverse Change. If there occurs a material adverse change in Borrower's prospects, business or financial condition, or if there is a material impairment in the prospect of repayment of any portion of the Obligations or a material impairment in the perfection, value or priority of Bank's security interests in the Collateral;

          8.5 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);

          8.6 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $5,000,000 or that could have a Material Adverse Effect;

          8.8 Subordinated Debt. Except for (i) the conversion of Subordinated Debt into equity securities of Borrower, (ii) the payment in connection with the exercise of any warrants issued with respect to the Subordinated Debt, and (iii) any prepayment permitted by Section 7.9, if Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under the terms thereof or under any subordination agreement entered into with Bank;

          8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $2,000,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

          8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

               (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

               (h)  Bank may credit bid and purchase at any public sale;

               (i) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

               (j)  Any  deficiency   that  exists  after   disposition  of  the
Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and
(g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (g) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be due and payable within 10 Business Days of demand therefor (unless an Event of Default has occurred and is continuing, in which case such expenses shall be immediately due and payable upon demand by Bank), and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 Bank's Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank's rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

          9.7 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements between Borrower and Bank shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

          9.8 Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

     10.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:         ELECTROGLAS, INC.
                             6024 Silver Creek Valley Road
                             San Jose, CA  95138
                             Attn: Chief Financial Officer
                             FAX: (408) 528-3556

     If to Bank:             COMERICA BANK
                             2321 Rosecrans Ave., Suite 5000
                             El Segundo, CA  90245
                             Attn: Manager
                             FAX: (310) 297-2290

     with a copy to:         COMERICA BANK
                             226 Airport Parkway, Suite 100
                             San Jose, CA  95110
                             Attn: Robert Shutt, Senior Vice President & Manager
                             FAX: (408) 451-8568

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

     12.  JUDICIAL REFERENCE.  If and only if the jury trial waiver set forth in
Section 11 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

          12.1 Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other Loan Document, other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP ss.170.6. Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP ss.644 in any court in the State of California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

          12.2 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.

Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses.

          12.3 The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

          12.4 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted in San Jose, California (or if such city is not available, then another city in California selected by Bank) by a retired judge of the Court, in accordance with the California Arbitration Act ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

     13.  GENERAL PROVISIONS.

          13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          13.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's or such other indemnified party's gross negligence or willful misconduct.

          13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

          13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          13.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing except as provided in Section 2.6. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

          13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations hereunder or under the other Loan Documents remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          13.8 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower,
(ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                              ELECTROGLAS, INC.


                                              By:    /s/ Thomas E. Brunton
                                                     ---------------------------

                                              Title: Chief Financial Officer
                                                     ---------------------------


                                              COMERICA BANK


                                              By:    /s/ Robert R. Shutt
                                                     ---------------------------

                                              Title: Senior Vice President
                                                     ---------------------------

                                    EXHIBIT A

                                   DEFINITIONS


     "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Advance" or "Advances" means a cash advance or cash advances under the Revolving Line.

     "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

     "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

     "Borrower State" means Delaware, the state under whose laws Borrower is organized.

     "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

     "Borrowing Base" means an amount equal to 80% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

     "Cash" means unrestricted cash and cash equivalents.

     "Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

     "Chief Executive Office State" means California, where Borrower's chief executive office is located.

     "Closing Date" means the date of this Agreement.

     "Code"  means  the  California   Uniform  Commercial  Code  as  amended  or
supplemented from time to time.

     "Collateral" means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

     "Collateral Location" means the following location or locations where substantially all of the Collateral is located: San Jose, California and Singapore.

     "Consolidated Net Income" means the consolidated net income of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

     "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

     "Credit Extension" means each Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

     "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

     "Effective Tangible Net Worth" means, as of any applicable date, the sum of
(i) all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries plus (ii) the long-term portion of Subordinated Debt minus (iii) intangible assets, determined in accordance with GAAP. Any non-cash impairment charges related to Borrower's real property will be excluded from the calculation of Effective Tangible Net Worth.

     "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower 30 days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

          (a) Accounts that the account debtor has failed to pay in full within ninety (90) days of invoice date;

          (b)  Credit balances over ninety (90) days;

          (c) Accounts with respect to an account debtor, 25% (50% in the case of National Semiconductor) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

          (d) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 25% (30% in the case of National Semiconductor) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

          (e) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

          (f) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

          (g) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

          (h) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

          (i) Accounts with respect to which the account debtor is an officer, employee, agent or Affiliate of Borrower;

          (j) Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;

          (k) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (l) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful; and

          (m)  Retentions and hold-backs.

     "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are (i) supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, (ii) insured by the Export Import Bank of the United States or covered by other credit insurance acceptable to Bank, (iii) generated by an account debtor with its principal place of business in Canada, provided that the Bank has perfected its security interest in the appropriate Canadian province, (iv) Accounts with respect to which the account debtor is any of ST Microelectronics, National Semiconductor, Philips, or Infineon, or (v) approved by Bank on a case-by-case basis. All Eligible Foreign Accounts must be calculated in U.S. Dollars.

     "Environmental Laws" means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

     "Equipment" means all present and future machinery, equipment, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     "Event of Default" has the meaning assigned in Article 8.

     "GAAP" means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

     "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Intellectual Property" means all of Borrower's right, title, and interest in and to the following:

          (a)  Copyrights, Trademarks, Patents, and Mask Works;

          (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

          (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use;

          (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

          (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     "Inventory" means all present and future inventory in which Borrower has any interest.

     "Investment"   means  any   beneficial   ownership  of  (including   stock,
partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

     "Mask Works" means all mask works or similar rights available for the protection of semiconductor chips now owned or later acquired.

     "Material Adverse Effect" means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, (iii) Borrower's interest in, or the value, perfection or priority of Bank's security interest in the Collateral.

     "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

     "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

     "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

     "Permitted Indebtedness" means:

          (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

          (c) Indebtedness not to exceed $2,000,000 in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term "Permitted Liens";

          (d) Indebtedness secured by a Lien on any of Borrower's real property and any appurtenances, improvements or fixtures thereto, provided that such Indebtedness shall not at any time exceed 75% of the fair market value of the real property, appurtenances, improvements and fixtures securing such Indebtedness;

          (e)  Subordinated Debt;

          (f) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (g) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

          "Permitted Investment" means:

          (a) Investments existing on the Closing Date disclosed in the Schedule;

          (b) Investments made in accordance with Borrower's investment policy furnished to Bank in writing prior to the Closing Date;

          (c) Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $500,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

          (d)  Investments accepted in connection with Permitted Transfers;

          (e)  Investments  of   wholly-owned   Subsidiaries   in  or  to  other
wholly-owned   Subsidiaries   or  Borrower  and   Investments   by  Borrower  in
wholly-owned Subsidiaries in the ordinary course of business;

          (f) Investments not to exceed $500,000 in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower's Board of Directors;

          (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower's business;

          (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph
(h) shall not apply to Investments of Borrower in any Subsidiary; and

          (i) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $5,000,000 in the aggregate in any fiscal year.

          "Permitted Liens" means the following:

          (a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

          (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank's security interests;

          (c) Liens not to exceed $2,000,000 in the aggregate (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

          (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) or (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

          (e)  Liens  arising  from   judgments,   decrees  or   attachments  in
circumstances not constituting an Event of Default under Sections 8.5 or 8.9;

          (f) Carriers', warehousemen's, materialmen's, and mechanics' and other similar Liens imposed by law arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings for which adequate reserves are being maintained under GAAP;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation and other Liens to secure the performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements;

          (h) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or sublicensor under any license or sublicense;

          (i) Liens on real property and any appurtenances, improvements and fixtures thereto; and

          (j) Other Liens that do not in the aggregate exceed $500,000 at any time outstanding.

     "Permitted Transfer" means the conveyance, sale, lease, license, transfer or disposition by Borrower or any Subsidiary of:

          (a)  Inventory in the ordinary course of business;

          (b) licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

          (c)  worn-out or obsolete Equipment;

          (d) real property and any appurtenances, improvements and fixtures thereto; or

          (e) other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $2,500,000 during any fiscal year.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

     "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Line" means a Credit Extension of up to $7,500,000.

     "Revolving Maturity Date" means July 15, 2005.(1)

     "Schedule" means the schedule of exceptions attached hereto and approved by Bank, if any.

     "SOS Reports" means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

     "Subordinated Debt" means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank). Borrower and Bank hereby identify as "Subordinated Debt" Borrower's 5.25% Convertible Subordinated Notes due 2007 in the aggregate principal amount not to exceed $35,500,000 issued pursuant to the Indenture dated as of June 21, 2002 (the "Indenture") by and between Borrower, as issuer, and The Bank of New York, as trustee. Borrower and Bank hereby designate the Obligations as "Designated Senior Debt" for purposes of the Indenture.



---------------
1    364 days from the date of the Agreement.

     "Subsidiary" means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned, directly or indirectly, by Borrower.

     "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower.

     "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

DEBTOR:             ELECTROGLAS, INC.

SECURED PARTY:      COMERICA BANK

                                    EXHIBIT B

                      COLLATERAL DESCRIPTION ATTACHMENT TO
                           LOAN AND SECURITY AGREEMENT


     All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

     (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

     (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

     Notwithstanding the foregoing, the collateral described above shall not include any Intellectual Property (as defined in the Loan Agreement referenced below), provided, however, that the collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the "Rights to Payment"). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the collateral shall automatically, and effective as of the date of the Loan and Security Agreement dated as of July 16, 2004 by and between Debtor and Secured Party, include the Intellectual Property only to the extent necessary to permit perfection of Secured Party's security interest in the Rights to Payment.

     All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

                                    EXHIBIT C

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM DEADLINE FOR SAME DAY PROCESSING FOR ADVANCES IS 3:00 P.M., PACIFIC TIME (1:00 P.M., PACIFIC TIME FOR WIRE TRANSFERS).
TO:     [__________]                                    DATE: __________________
FAX #:  [__________]                                    TIME: __________________


FROM: Electroglas, Inc.
      --------------------------------------------------------------------------
CLIENT NAME: Electroglas, Inc.
             -------------------------------------------------------------------
REQUESTED BY:
              ------------------------------------------------------------------
AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                      ----------------------------------------------------------

PHONE NUMBER:
              ------------------------------------------------------------------
FROM ACCOUNT # ______________________               TO ACCOUNT # _______________

REQUESTED TRANSACTION TYPE                          REQUEST DOLLAR AMOUNT
--------------------------                          ---------------------
                                                    $___________________________
PRINCIPAL INCREASE
(PRIME RATE OPTION ADVANCE)                         $___________________________
PRINCIPAL INCREASE
(LIBOR OPTION ADVANCE)                              $___________________________
PRINCIPAL PAYMENT - PRIME RATE
OPTION ADVANCE (ONLY)                               $___________________________
PRINCIPAL PAYMENT - LIBOR
OPTION ADVANCE (ONLY)                               $___________________________
INTEREST PAYMENT (ONLY)                             $___________________________
PRINCIPAL AND INTEREST - PRIME RATE
OPTION ADVANCE (PAYMENT)                            $___________________________
PRINCIPAL AND INTEREST - LIBOR
OPTION ADVANCE (PAYMENT)                            $___________________________
CONVERSION TO PRIME RATE OPTION ADVANCE
                                                    $___________________________
CONVERSION TO LIBOR RATE OPTION ADVANCE*
                                                    $___________________________
* APPLICABLE LIBOR PERIOD                           _________ DAYS

OTHER INSTRUCTIONS:_____________________________________________________________

--------------------------------------------------------------------------------
All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Loan Payment/Advance Telephone Request Form; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANK USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

----------------------------------------------------    ------------------------
Authorized Requester                                    Phone #

----------------------------------------------------    ------------------------
Received By (Bank)                                      Phone #

Authorized Signature (Bank)
--------------------------------------------------------------------------------

                                    EXHIBIT D

                                      LIBOR
                     ADDENDUM TO LOAN AND SECURITY AGREEMENT


     This LIBOR Addendum to Loan and Security Agreement (this "Addendum") is entered into as of the 16th day of July, 2004, by and between COMERICA BANK ("Bank") and ELECTROGLAS, INC. ("Borrower"). This Addendum supplements the terms of the Loan and Security Agreement entered into by and between Borrower and Bank dated as of July 16, 2004 and as further amended from time to time (the "Loan Agreement").

     1.   Definitions.   Unless   otherwise   defined   herein,   all  initially
capitalized terms in this Addendum shall be as defined in the Loan Agreement.

          (a) Advance. As used herein, "Advance" means a borrowing requested by Borrower and made by Bank under Section 2.1(b) of the Loan Agreement, including a LIBOR Option Advance and/or a Prime Rate Option Advance.

          (b) LIBOR. As used herein, "LIBOR" means the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

     LIBOR =            Base LIBOR
                    --------------------
                    100% - LIBOR Reserve
                        Percentage

                    (1) "Base LIBOR" means the rate per annum determined by Bank at which United States dollar deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. Pacific time, on the day that is the first day of such LIBOR Period.

                    (2) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for changes in such reserve percentage during the applicable LIBOR Period (such adjustment to be automatically effective on the date such change is made).

          (c) LIBOR Business Day. As used herein, "LIBOR Business Day" means a Business Day on which dealings in dollar deposits may be carried out in the relevant interbank LIBOR market.

          (d) LIBOR Option. As used herein, "LIBOR Option" means the option described in Section 2(a) below.

          (e) LIBOR Option Advance. As used herein, "LIBOR Option Advance" means an Advance as to which the LIBOR Option was selected.

          (f) LIBOR Period. As used herein, "LIBOR Period" means, with respect to a LIBOR Option Advance:

                    (1) initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, 30, 60, or 90 days thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in this Addendum; and

                    (2) thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, 30, 60, or 90 days thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

          (g) Prime Rate Option. As used herein, "Prime Rate Option" means the option described in Section 2(b) below.

          (h) Prime Rate Option Advance. As used herein, "Prime Rate Option Advance" means an Advance as to which the Prime Rate Option was selected.

          (i) Regulation D. As used herein, "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

          (j) Regulatory Development. As used herein, "Regulatory Development" means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

     2. Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Loan
Agreement:

          (a) A rate equal to three percent (3.00%) above Bank's LIBOR, which rate shall be in effect during the relevant LIBOR Period; or

          (b) A rate equal to one quarter of one percent (0.25%) above the "Prime Rate" as defined in the Loan Agreement and quoted from time to time by Bank as such rate may change from time to time..

     3. LIBOR Option Advance. Each LIBOR Option Advance will not be less than Two Hundred Fifty Thousand Dollars ($250,000). No more than two LIBOR Option Advances may be outstanding at any time.

     4. Payment of Interest. Interest on all Advances shall be payable pursuant to the terms of the Loan Agreement. Interest on LIBOR Option Advances shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

     5. Bank's Records Re: LIBOR Option Advances. With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Loan Agreement, which notations shall be prima facie evidence of the accuracy of the information noted.

     6. Selection/Conversion of Interest Rate Options. At the time any Advance is requested under the Loan Agreement and/or Borrower wishes to select the LIBOR Option Advance for all or a portion of such Advance, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option Advance selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., Pacific time, three Business Days before the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., Pacific time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Loan Agreement or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Prime Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Prime Rate Option. At any time the Prime Rate Option is in effect, Borrower may convert to the LIBOR Option, and shall designate a LIBOR Period.

     7. Prepayment. Bank is not under any obligation to accept any prepayment of any LIBOR Option Advance prior to the last day of a LIBOR Period except as described below or as required under applicable law. Borrower may prepay a Prime Rate Option Advance, in whole or in part, at any time, without paying any Prepayment Amount (as defined below). Borrower may prepay an LIBOR Option Advance, in whole or in part, in increments of Five Hundred Dollars ($500.00) prior to the end of the LIBOR Period, as long as (i) Bank is provided written notice of such prepayment at least five (5) LIBOR Business Days prior to the date thereof (the "Prepayment Date"); and (ii) Borrower pays the Prepayment Amount. The notice of prepayment shall contain the following information: (a) the Prepayment Date; and (b) the LIBOR Option Advance which will be prepaid. On the Prepayment Date, Borrower shall pay to Bank the Prepayment Amount. Bank, in its sole discretion, may accept any prepayment of a LIBOR Option Advance even if not required to do so under the Loan Agreement and may deduct from the amount to be applied against the LIBOR Option Advance any other amounts required to be paid as part of the Prepayment Amount.

     The Prepayment Principal Amount will be applied to the LIBOR Option Advance being prepaid as Bank shall determine in its sole discretion. The "Prepayment Principal Amount" means the amount of the principal balance of the LIBOR Option Advance which Borrower has elected to prepay or the amount of the principal balance of the LIBOR Option Advance which Bank has required Borrower to prepay because of acceleration, as the case may be.

     If Bank exercises its right to accelerate the payment of the Loan Agreement prior to maturity based upon an Event of Default under the Loan Agreement, Borrower shall pay to Bank, in addition to any other amounts that may then be owing under the Loan Agreement, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

     Bank's determination of the Prepayment Amount shall be conclusive in the absence of obvious error or fraud. If requested in writing by Borrower, Bank shall provide Borrower a written statement specifying the Prepayment Amount.

     The Prepayment Amount shall be due and payable in full on the Prepayment Date. As used herein, "Prepayment Amount" means the sum of: (i) the Prepayment Principal Amount; (ii) interest accruing on the Prepayment Principal Amount through the Prepayment Date; and (iii) the amount (if any) by which (A) the additional interest which would have been payable on the amount so received had it not been received until the last day of such LIBOR Period exceeds (B) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such LIBOR Period at the interest rate determined by Bank. Bank's determination as to such amount shall be conclusive absent manifest error.

     BY INITIALING BELOW, BORROWER ACKNOWLEDGES AND AGREES THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE , IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF

THE OBLIGATIONS OWING UNDER THE LOAN AGREEMENT, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER
SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, TO THE EXTENT APPLICABLE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE LOAN AGREEMENT IN RELIANCE ON THESE AGREEMENTS.


--------------------
BORROWER'S INITIALS

     8. Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all reasonable losses and expenses which Bank sustains or incurs as a result of (but without duplication of the Prepayment Amount) (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Loan Agreement, whether pursuant to this Addendum or the occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

     9. Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all reasonable losses and expenses (but without duplication of the Prepayment Amount) arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Loan Agreement.

     10. Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR. If any Regulatory Development or other circumstances relating to the interbank LIBOR markets shall, at any time, in Bank's reasonable determination , make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, or to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

          (a) In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

          (b)  No  LIBOR  Period  may  be  designated   thereafter   until  Bank
determines that such would be practical.

     11. Additional Costs. Borrower shall pay to Bank from time to time, within 10 Business Days of Bank's request (unless an Event of Default has occurred and is continuing, in which case upon Bank's request), such amounts as Bank reasonably determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank's obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance);
(ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR) which are not otherwise included in the determination of LIBOR; or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph shall be conclusive, provided that such determinations are made on a reasonable basis.

     12. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Loan Agreement remain in full force and effect.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

ELECTROGLAS, INC.                               COMERICA BANK


By:                                             By:
   ------------------------------------             ----------------------------

Title:                                          Title:
      ---------------------------------               --------------------------

                                    EXHIBIT E

                           BORROWING BASE CERTIFICATE


Borrower: Electroglas, Inc.                                Lender: Comerica Bank

Commitment Amount: $7,500,000
ACCOUNTS RECEIVABLE*

     1.        Accounts Receivable Book Value as of ___                        $___________
     2.        Additions (please explain on reverse)                           $___________
     3.        TOTAL ACCOUNTS RECEIVABLE                                       $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)*

     4.        Amounts over 90 days of invoice date            $___________
     5.        Balance of 25% (50% in the case of National
               Semiconductor) over 90 day accounts             $___________
     6.        Concentration Limits                            $___________
     7.        Foreign Accounts                                $___________
     8.        Governmental Accounts                           $___________
     9.        Contra Accounts                                 $___________
     10.       Demo Accounts                                   $___________
     11.       Intercompany/Employee Accounts                  $___________
     12.       Other (please explain on reverse)               $___________
     13.       TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                            $___________
     14.       Eligible Accounts (#3 minus #13)                                $___________
     15.       LOAN VALUE OF ACCOUNTS (80% of #14)                             $___________

BALANCES

     16.       Maximum Loan Amount                                             $___________
     17.       Total Funds Available [Lesser of #16 or #15]                    $___________
     18.       Present balance owing on Line of Credit                         $___________
     19.       RESERVE POSITION (#17 minus #18)                                $___________

* As determined in accordance with the Loan and Security Agreement dated as of July 16, 2004 between Borrower and Lender.

     The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

ELECTROGLAS, INC.


By:
    --------------------------------------------
     Authorized Signer

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

TO:       COMERICA BANK

FROM:     Electroglas, Inc.

     The undersigned authorized officer of Electroglas, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that this Certificate has been prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

     Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                                                    Required                        Complies
Company prepared financial statements (Consolidated)           Quarterly within 50 days               Yes        No
Annual (CPA Audited; Consolidated)                             FYE within 120 days                    Yes        No
10K and 10Q                                                    Within 5 days after filing with        Yes        No
                                                               the Securities and Exchange
                                                               Commission unless available on
                                                               EDGAR
Borrowing Base Certificate                                     Monthly within 30 days when            Yes        No
                                                               Borrowing Base Advances are
                                                               outstanding

Financial Covenant                                                    Required       Actual           Complies
Maintain on a Quarterly Basis:
Minimum Quick Ratio                                            0.60:1.00            ____:1.00         Yes        No
Minimum Effective Tangible Net Worth                           $60,000,000 (as    $____________       Yes        No
                                                               adjusted per
                                                               Section 6.7(b))

Total Liabilities Minus  Subordinated Debt to
Effective Tangible Net Worth                                   0.75:1.00           _____:1.00         Yes        No
Maintain at all times:
Minimum Cash with Bank                                         $7,500,000         $___________        Yes        No

Comments Regarding Exceptions:  See Attached.



                                                               BANK USE ONLY
                                                               Received by:
                                                                           ---------------------------
Sincerely,                                                                      AUTHORIZED SIGNER
                                                               Date:
                                                                    ----------------------------------

                                                               Verified:
---------------------------------------------                           ------------------------------
SIGNATURE                                                                       AUTHORIZED SIGNER
                                                               Date:
---------------------------------------------                       ----------------------------------
TITLE
ELECTROGLAS, INC.                                              Compliance Status                      Yes        No

DATE

                             SCHEDULE OF EXCEPTIONS


Permitted Indebtedness  (Exhibit A)

5.25% Convertible Subordinated Notes due 2007 in the aggregate principal amount not to exceed $35,500,000 issued pursuant to the Indenture dated as of June 21, 2002

$200,000 Letter of Credit collateralized by deposit at UBS

Permitted Investments (Exhibit A)

Ownership investments in Cascade Microtech and NanoNexus as disclosed in 10-k report

Funds currently held at financial institutions worldwide including but not limited to: Provident/Blackrock, Wells Fargo, Foothill Capital (affiliate of Wells Fargo), Morgan Stanley, Bank of America, Banque Regionale de L'Ain (France), Standard Chartered Bank (Singapore)

$600,000 held in escrow until July 15, 2004 in connection with sale of Knights Technology assets to FEI in July 2003

$200,000 deposit at UBS as collateral for Letter of Credit

Wholly owned Electroglas Subsidiaries: EG Soft Holdings Corporation, EG Soft, Inc., Electroglas International, Inc., Electroglas Barbados, Inc., Electroglas GmbH, Electroglas Singapore Private Limited

Permitted Liens (Exhibit A)

UCC financing statement #11168967 filed 9/17/01 with the Delaware Secretary of State naming Borrower as debtor and General Electric Capital Corporation as secured party

Notice of Judgment Lien # 0127860370 filed 10/4/01 with the California Secretary of State naming Borrower as the judgment debtor and William A. Brandt Jr. (Chapter 11 Trustee) as the judgment creditor

Security Interest (Section 4.1)

Liens  described  in clauses (a), (c) and (d) of the  definition  of  "Permitted
Liens"

Collateral (Section 5.3)

Collateral consisting of deposit accounts and investment property having a fair market value in excess of $1,000,000 are maintained or invested with the following Persons:

Bank of America
1850 Gateway Blvd.
Concord, CA  94520

PFPC Institutional Funds
400 Bellezue
Wilmington, DE  19809

Morgan Stanley & Co. Incorporated
555 California Street
Suite 2200
San Francisco, CA  94104

Wells Capital Management
525 Market Street, 10th Floor
San Francisco, CA  94105

Standard Chartered Bank
Scotts Mail; 1 Scotts Road; #01-01
Shaw Centre Singapore  228208

HypoVereinsbank,
Munchen Germany

Banque Regionale de
L'Ain
France

Prior Names  (Section 5.4)

None

Litigation  (Section 5.5)

None

Inbound Licenses  (Section 5.11)

SAP - Company enterprise software license agreement includes standard language that requires approval for assignment or pledging

Dispositions (Section 7.1)

Distribution Agreement dated September 26, 2003 between Electroglas, Inc. and Statit Software, LLC

                                  COMERICA BANK
                                   Member FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                   (Revolver)


Name(s):        ELECTROGLAS, INC. Date:

        $ credited to deposit account No. ___________ when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

        $       to Comerica Bank for Facility Fee

        $       to Comerica Bank for accounts receivable audit (estimate)

        $       to Bank counsel fees and expenses

        $       to _______________

        $       to _______________

        $       TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

ELECTROGLAS, INC.


------------------------------                    ------------------------------
Signature                                         Signature

                         AGREEMENT TO PROVIDE INSURANCE


TO:  COMERICA BANK                                Date: _______________
     Attn:  Deni M. Snider, MC 4770
     75 E. Trimble Road                           Borrower:  ELECTROGLAS, INC.
     San Jose, CA  95131

In consideration of a revolving loan in the amount of up to $7,500,000, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Comerica Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

     1.   Fire and extended coverage in an amount sufficient to cover:

          (a)  The amount of the loan, OR

          (b)  All existing encumbrances, whichever is greater,

     2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

     Insurance Co./Agent                          Telephone No.:

     Agent's Address:

          Signature of Obligor: ________________________________________________

          Signature of Obligor: ________________________________________________


--------------------------------------------------------------------------------

          -------------------------------------------------------

          FOR BANK USE ONLY

          INSURANCE VERIFICATION: Date:__________________________

          Person Spoken to:______________________________________

          Policy Number:_________________________________________

          Effective From: _________  To:_________________________

          Verified by:___________________________________________

          -------------------------------------------------------

--------------------------------------------------------------------------------
COMERICA BANK

                          AUTOMATIC DEBIT AUTHORIZATION

Member FDIC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To:     Comerica Bank

Re:     Loan # ___________________________________

You are hereby authorized and instructed to charge account No. _________________ in the name of ELECTROGLAS, INC.
--------------------------------------------------------------------------------
for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

        __x__ Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

        __x__ Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

        __x__ Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This  Authorization  is to remain in full  force and  effect  until  revoked  in writing.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Borrower Signature                                      Date

--------------------------------------------------------------------------------
ELECTROGLAS, INC.

By:______________________________


Its:_____________________________


Phone:  (800) 413-4624                                  COMERICA BANK
Fax     (617) 956-0557                                  CLIENT AUTHORIZATION
--------------------------------------------------------------------------------

General Authorization

Electroglas, Inc. hereby authorizes Comerica Bank to use its company name, logo, and information relating to its banking relationship with Comerica Bank in Comerica Bank's marketing and advertising campaigns which are intended for
Comerica Bank's customers, prospects and shareholders, subject to any confidentiality provisions contained in the Loan and Security Agreement dated as of July 16, 2004 between Electroglas, Inc. and Comerica Bank.

Comerica Bank will forward any advertising or article including Electroglas, Inc. for prior review and approval.

ELECTROGLAS, INC.


By_______________________________
           Signature

_________________________________
Printed Name

_________________________________
Title

Electroglas, Inc.
6024 Silver Creek Valley Road
San Jose, CA  95138
(408) 528-3000 (phone)
(408) ________ (fax)
_____________ (email)

_________________________________
Date








                                        2